Exhibit 99.1
Ichor Holdings, Ltd. Announces Pricing of $125 Million Public Offering
FREMONT, Calif., March 13, 2024–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced that it has priced an underwritten public offering of 3,333,334 of its ordinary shares at $37.50 per share. In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 500,000 of its ordinary shares at the public offering price, less underwriting commissions.
The Company intends to use the net proceeds it receives from the offering to repay outstanding indebtedness and for general corporate purposes, which may include, among other things, capital expenditures, potential acquisitions, growth opportunities, and strategic transactions. The offering is expected to close on March 18, 2024, subject to the satisfaction of customary closing conditions.
TD Cowen and Stifel are acting as joint book-running managers and representatives of the underwriters for the offering. B. Riley Securities, Needham & Company, Craig-Hallum and D.A. Davidson & Co. are acting as co-managers for the offering.
The shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission ("SEC") on August 9, 2023 and became effective upon such filing.
This offering is being made only by means of a prospectus supplement and accompanying base prospectus that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering was filed with the SEC on March 12, 2024, copies of which may be obtained for free by visiting the SEC’s website at www.sec.gov. The prospectus supplement and accompanying base prospectus may also be obtained by sending a request to: Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, by telephone at (833) 297‑2926, or by email at Prospectus_ECM@cowen.com or Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at (415) 364‑2720, or by email at syndprospectus@stifel.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.
Investors are advised to carefully consider the investment objective, risks, charges and expenses of Ichor Holdings, Ltd. before investing. The preliminary prospectus supplement dated March 12, 2024 and the accompanying prospectus dated August 9, 2023 contain this and other information about Ichor Holdings, Ltd. and should be read carefully before investing.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s ordinary shares or any other securities, and there shall not be any offer, solicitation, or sale of securities mentioned in this press release in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such any state or jurisdiction.

About Ichor
We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA. https://ir.ichorsystems.com.

Safe Harbor Statement
Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words".
Examples of forward-looking statements include statements regarding the completion, timing, size and use of proceeds of the offering and the satisfaction of closing conditions related to the offering, as well as any other statement that does not directly relate to any historical fact. Such forward-looking statements are based on our management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to: (1) geopolitical, economic and market conditions, including high inflation, changes to fiscal and monetary policy, high interest rates, currency fluctuations, challenges in the supply chain and any disruptions in the global economy as a result of the conflicts in Ukraine and the Middle East, (2) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (3) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (4) negotiating leverage held by our customers, (5) competitiveness and rapid evolution of the industries in which we participate, (6) risks associated with weakness in the global economy and geopolitical instability, (7) keeping pace with developments in the industries we serve and with technological innovation generally, (8) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (9) managing our manufacturing and procurement process effectively, (10) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, and (11) our dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in our filings with the SEC, including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K for the year ended December 29, 2023 filed with the SEC on February 23, 2024 and any other periodic reports that we may file with the SEC.
All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.
Contact:
Greg Swyt, CFO 510-897-5200
Claire McAdams, IR & Strategic Initiatives 530-265-9899
ir@ichorsystems.com
Source: Ichor Holdings, Ltd.